                                                                     EXHIBIT 3.1

                                    8104 1064
                              (line for numbering)

                                      72250
                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU

                  In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P. Section 1204) the undersigned, desiring to be incorporated as a business corporation, hereby certified (certify) that:

1. The name of the corporation is Coral Acquisitions, Inc.

2. The location and post office address of the initial registered office of the corporation in this Commonwealth is: 123 South Broad Street, Philadelphia, Pennsylvania 19109, c/o CT Corporation System, County of Philadelphia.

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes: to engage in and to do any lawful act concerning any of all lawful business for which corporations may be incorporated under 15 P.S. Section 1204.

4. The term for which the corporation is to exist is perpetual.

5. The aggregate number of shares which the corporation shall have authority to issue is: 100 shares of common stock, par value of $0.10 per share.

6. The names and post office addresses of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is (are):


NAME                                           ADDRESS                                       NUMBER AND CLASS
                                                                                                OF SHARES
Lucinda Anne Tiajoloff                   Skadden, Arps, Slate,                                 100 shares of
                                           Meagher & Flom                                      common stock
                                         919 Third Avenue
                                         New York, NY  10022



                  IN TESTIMONY WHEREOF, the incorporator has signed and sealed these Articles of Incorporation this 18th day of December, 1980.


                                      /LUCINDA ANNE TIAJOLOFF/   (SEAL)